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                                                                   Exhibit 16(a)

MITCHELL HUTCHINS ASSET MANAGEMENT INC. AND
THE PAINEWEBBER FUNDS

CODE OF ETHICS FOR PERSONAL INVESTING
BY ACCESS PERSONS FOR THE PAINEWEBBER FUNDS
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INTRODUCTION

    Rule 17j-1 under the Investment Company Act of 1940 provides that it is unlawful for any Access Person,(1) in connection with the purchase or sale of any Covered Security(2) held or to be acquired by a Fund(3) (other than a money market fund or a Fund that does not invest in Covered Securities) to:

    -        employ any device, scheme or artifice to defraud the Fund;

    - make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

    - engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

    -        engage in any manipulative practice with respect to the Fund.

    Rule 17j-1 also provides that funds and their advisers and principal underwriters must adopt Codes of Ethics containing provisions reasonably necessary to prevent Access Persons from violating Rule 17j-1. Accordingly, Mitchell Hutchins and the PaineWebber Funds have adopted this Code of Ethics. THIS CODE APPLIES TO YOU IF YOU ARE AN ACCESS PERSON FOR ANY PAINEWEBBER FUND AND YOU ARE A DIRECTOR OF THE PAINEWEBBER FUNDS OR AN OFFICER, DIRECTOR OR EMPLOYEE OF MITCHELL HUTCHINS.

PROVISIONS

    PROVISION ONE: PERSONAL RESPONSIBILITY. You must take personal responsibility for assuring that your personal securities transactions are not connected with any of the fraudulent conduct described above. Mitchell Hutchins has adopted policies and procedures to help you


--------
     (1) "Access Person" is defined in Rule 17j-1, a copy of which is attached to this Code as Exhibit A.

     (2) "Covered Security" is defined in Rule 17j-1, a copy of which is attached to this Code as Exhibit A.

     (3) "Fund" is defined in Rule 17j-1, a copy of which is attached to this Code as Exhibit A.

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make this determination. However, Mitchell Hutchins places primary responsibility for this determination with you. Therefore, you must assure that your personal investing does not violate this Code of Ethics before you submit a proposed personal investment transaction for any reviews or approvals required by this Code or by any other Mitchell Hutchins policies or procedures regarding personal investing.

    PROVISION TWO: DISCLOSURE. You must report the following:

    - HOLDINGS. You must disclose your personal securities holdings within ten days of becoming an Access Person and again, annually, unless you are an independent director of a PaineWebber Fund.

    - TRANSACTIONS. You must notify Mitchell Hutchins of all personal transactions in Covered Securities at least quarterly, unless you are an independent director of a PaineWebber Fund.


    If you are an independent director of a PaineWebber Fund, you must make quarterly transaction reports only if, during the preceding quarter, you traded a security when you knew, or reasonably should have known that a Fund had traded the same security within the prior 15 days or would be trading the same security within the next 15 days.

    PROVISION THREE: PRECLEARANCE OF IPOS AND PRIVATE PLACEMENTS. If, in connection with your regular duties, you make or participate in making investment recommendations or decisions for the purchase or sale of any Covered Security by a Fund, you must obtain written permission from Mitchell Hutchins before you may purchase initial public offerings or private placements.

    PROVISION FOUR: SUPERVISION. For any Access Person you supervise, you must:

    - review that person's investment holdings and transactions reports for any evidence of the fraudulent conduct prohibited by this Code;

    - evaluate any requests from that person to participate in IPOs or private placements for potential conflicts between the interests of employees and the interests of the Fund they serve; and


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    -        identify and resolve any potential fraud or conflict of interest that may arise in connection with that person's personal securities holdings or transactions.

ADMINISTRATION AND ENFORCEMENT

    ADMINISTRATION AND PAINEWEBBER FUND OVERSIGHT. Mitchell Hutchins is responsible for administering and enforcing this Code and has full authority to impose penalties, including without limitation, disgorgement, fines, and termination of the employment of the parties subject to the Code. Mitchell Hutchins will report at least annually on its administration of the Code to the Boards of the PaineWebber Funds.

    MITCHELL HUTCHINS POLICIES AND PROCEDURES FOR PERSONAL INVESTING. Mitchell Hutchins has instituted policies and procedures ("Procedures") reasonably necessary to assure that you do not violate this Code of Ethics. YOU ARE RESPONSIBLE FOR COMPLYING WITH ALL PROCEDURES THAT APPLY TO YOU. Among other things, the Procedures:

    - limit your ability to trade Covered Securities at the same time as a Fund, if you participate in its management;

    -   limit your ability to engage in short-term trading;

    - require you to preclear certain transactions in Covered Securities and specify the process for obtaining that preclearance;

    - provide forms and instructions for quarterly and annual reporting and for preclearance of IPOs and private placements; and

    - require you to certify at least annually that you have conducted all personal transactions in Covered Securities in accordance with this Code of Ethics and related Mitchell Hutchins procedures.

    In addition, the Procedures provide for a Code of Ethics Committee to review violations of the Code and the Procedures and to order appropriate remedial action. The Procedures also require the Mitchell Hutchins Legal and Compliance Department to review transaction and holdings reports from Fund Directors and to refer potential conflicts to the Code of Ethics Committee.

    SUB-ADVISERS OF THE PAINEWEBBER FUNDS. Mitchell Hutchins requires every sub-adviser of a PaineWebber Fund to adopt a code of ethics that meets


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the requirement of Rule 17j-1. Access Persons of the PaineWebber Funds who are
employees of a sub-adviser are governed by the sub-adviser's code of ethics. Mitchell Hutchins has delegated responsibility to each sub-adviser for supervising the personal securities transactions of these Access Persons, including review of transaction and holding reports and any requests to purchase IPOs or private placements.









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                                                                       EXHIBIT A

SECTION 270.17j-1 PERSONAL INVESTMENT ACTIVITIES OF INVESTMENT COMPANY
PERSONNEL.

(a) DEFINITIONS. For purposes of this section:

(1) ACCESS PERSON means:

    (i) Any director, officer, general partner or Advisory Person of a Fund or of a Fund's investment adviser.

         (A) If an investment adviser is primarily engaged in a business or businesses other than advising Funds or other advisory clients, the term ACCESS PERSON means any director, officer, general partner or Advisory Person of the investment adviser who, with respect to any Fund, makes any recommendation, participates in the determination of which recommendation will be made, or whose principal function or duties relate to the determination of which recommendation will be made, or who, in connection with his or her duties, obtains any information concerning recommendations on Covered Securities being made by the investment adviser to any Fund.

         (B) An investment adviser is "primarily engaged in a business or businesses other than advising Funds or other advisory clients" if, for each of its most recent three fiscal years or for the period of time since its organization, whichever is less, the investment adviser derived, on an unconsolidated basis, more than 50 percent of its total sales and revenues and more than 50 percent of its income (or loss), before income taxes and extraordinary items, from the other business or businesses.

    (ii) Any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by the Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Covered Securities.

(2) ADVISORY PERSON of a Fund or of a Fund's investment adviser means:

    (i) Any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and

    (ii) Any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

(3) CONTROL has the same meaning as in section 2(a)(9) of the Act
    [15 U.S.C. 80a-2(a)(9)].

(4) COVERED SECURITY means a security as defined in section 2(a)(36) of the Act [15 U.S.C. 80a-2(a)(36)], except that it does not include:
    (i)  Direct obligations of the Government of the United States;


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                                                                       EXHIBIT A


    (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

    (iii)Shares issued by open-end Funds.

(5) FUND means an investment company registered under the Investment Company
    Act.

(6) An INITIAL PUBLIC OFFERING means an offering of securities registered under the Securities Act of 1933 [15 U.S.C. 77a], the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934 [15 U.S.C. 78m or 78o(d)].

(7) INVESTMENT PERSONNEL of a Fund or of a Fund's investment adviser means:

    (i) Any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund.

    (ii) Any natural person who controls the Fund or investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

(8) A LIMITED OFFERING means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) [15 U.S.C. 77d(2) or 77d(6)] or pursuant to rule 504, rule 505, or rule 506 [17 CFR 230.504, 230.505, or 230.506] under the Securities Act of 1933.

(9) PURCHASE OR SALE OF A COVERED SECURITY includes, among other things, the writing of an option to purchase or sell a Covered Security.

(10) SECURITY HELD OR TO BE ACQUIRED by a Fund means:

    (i)  Any Covered Security which, within the most recent 15 days:

         (A) Is or has been held by the Fund; or

         (B) Is being or has been considered by the Fund or its investment adviser for purchase by the Fund; and

    (ii) Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraph (a)(10)(i) of this section.

(b) UNLAWFUL ACTIONS. It is unlawful for any affiliated person of or principal underwriter for a Fund, or any affiliated person of an investment adviser of or principal underwriter for a Fund, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by the Fund:

(1) To employ any device, scheme or artifice to defraud the Fund;

(2) To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

(3) To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

(4) To engage in any manipulative practice with respect to the Fund.


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                                                                       EXHIBIT A


(c) CODE OF ETHICS.

(1) ADOPTION AND APPROVAL OF CODE OF ETHICS.

    (i) Every Fund (other than a money market fund or a Fund that does not invest in Covered Securities) and each investment adviser of and principal underwriter for the Fund, must adopt a written code of ethics containing provisions reasonably necessary to prevent its Access Persons from engaging in any conduct prohibited by paragraph (b) of this section.

    (ii) The board of directors of a Fund, including a majority of directors who are not interested persons, must approve the code of ethics of the Fund, the code of ethics of each investment adviser and principal underwriter of the Fund, and any material changes to these codes. The board must base its approval of a code and any material changes to the code on a determination that the code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by paragraph (b) of this section. Before approving a code of a Fund, investment adviser or principal underwriter or any amendment to the code, the board of directors must receive a certification from the Fund, investment adviser or principal underwriter that it has adopted procedures reasonably necessary to prevent Access Persons from violating the investment adviser's or principal underwriter's code of ethics. The Fund's board must approve the code of an investment adviser or principal underwriter before initially retaining the services of the investment adviser or principal underwriter. The Fund's board must approve a material change to a code no later than six months after adoption of the material change.

    (iii)If a Fund is a unit investment trust, the Fund's principal underwriter or depositor must approve the Fund's code of ethics, as required by paragraph (c)(1)(ii) of this section. If the Fund has more than one principal underwriter or depositor, the principal underwriters and depositors may designate, in writing, which principal underwriter or depositor must conduct the approval required by paragraph (c)(1)(ii) of this section, if they obtain written consent from the designated principal underwriter or depositor.

(2) ADMINISTRATION OF CODE OF ETHICS.

    (i) The Fund, investment adviser and principal underwriter must use reasonable diligence and institute procedures reasonably necessary to prevent violations of its code of ethics.

    (ii) No less frequently than annually, every Fund (other than a unit investment trust) and its investment advisers and principal underwriters must furnish to the Fund's board of directors, and the board of directors must consider, a written report that:

         (A) Describes any issues arising under the code of ethics or procedures since the last report to the board of directors, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and


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                                                                       EXHIBIT A


         (B) Certifies that the Fund, investment adviser or principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the code.

(3) EXCEPTION FOR PRINCIPAL UNDERWRITERS. The requirements of paragraphs (c)(1) and (c)(2) of this section do not apply to any principal underwriter unless:

    (i) The principal underwriter is an affiliated person of the Fund or of the Fund's investment adviser; or

    (ii) An officer, director or general partner of the principal underwriter serves as an officer, director or general partner of the Fund or of the Fund's investment adviser.

(d) REPORTING REQUIREMENTS OF ACCESS PERSONS.

(1) REPORTS REQUIRED. Unless excepted by paragraph (d)(2) of this section, every Access Person of a Fund (other than a money market fund or a Fund that does not invest in Covered Securities) and every Access Person of an investment adviser of or principal underwriter for the Fund, must report to that Fund, investment adviser or principal underwriter:

    (i) INITIAL HOLDINGS REPORTS. No later than 10 days after the person becomes an Access Person, the following information:

         (A) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

         (B) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

         (C) The date that the report is submitted by the Access Person.

    (ii) QUARTERLY TRANSACTION REPORTS. No later than 10 days after the end of a calendar quarter, the following information:

         (A) With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

             (1) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

             (2) The nature of the transaction (I.E., purchase, sale or any other type of acquisition or disposition);

             (3) The price of the Covered Security at which the transaction was effected;

             (4) The name of the broker, dealer or bank with or through which the transaction was effected; and

             (5) The date that the report is submitted by the Access Person.

         (B) With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:


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                                                                       EXHIBIT A


              (1) The name of the broker, dealer or bank with whom the Access
                  Person established the account;

              (2) The date the account was established; and

              (3) The date that the report is submitted by the Access Person.

    (iii)ANNUAL HOLDINGS REPORTS. Annually, the following information (which information must be current as of a date no more than 30 days before the report is submitted):

         (A) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

         (B) The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

         (C) The date that the report is submitted by the Access Person.

(2) EXCEPTIONS FROM REPORTING REQUIREMENTS.

    (i) A person need not make a report under paragraph (d)(1) of this section with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

    (ii) A director of a Fund who is not an "interested person" of the Fund within the meaning of section 2(a)(19) of the Act [15 U.S.C. 80a-2(a)(19)], and who would be required to make a report solely by reason of being a Fund director, need not make:

         (A) An initial holdings report under paragraph (d)(1)(i) of this section and an annual holdings report under paragraph (d)(1)(iii) of this section; and

         (B) A quarterly transaction report under paragraph (d)(1)(ii) of this section, unless the director knew or, in the ordinary course of fulfilling his or her official duties as a Fund director, should have known that during the 15-day period immediately before or after the director's transaction in a Covered Security, the Fund purchased or sold the Covered Security, or the Fund or its investment adviser considered purchasing or selling the Covered Security.

    (iii) An Access Person to a Fund's principal underwriter need not make a report to the principal underwriter under paragraph (d)(1) of this section if:

         (A) The principal underwriter is not an affiliated person of the Fund (unless the Fund is a unit investment trust) or any investment adviser of the Fund; and

         (B) The principal underwriter has no officer, director or general partner who serves as an officer, director or general partner of the Fund or of any investment adviser of the Fund.

    (iv) An Access Person to an investment adviser need not make a quarterly transaction report to the investment adviser under paragraph (d)(1)(ii) of this section if all the information in the report would duplicate information required to be recorded under Sections 275.204-2(a)(12) or 275.204-2(a)(13) of this chapter.


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                                                                       EXHIBIT A


    (v) An Access Person need not make a quarterly transaction report under paragraph (d)(1)(ii) of this section if the report would duplicate information contained in broker trade confirmations or account statements received by the Fund, investment adviser or principal underwriter with respect to the Access Person in the time period required by paragraph (d)(1)(ii), if all of the information required by that paragraph is contained in the broker trade confirmations or account statements, or in the records of the Fund, investment adviser or principal underwriter.

(3) REVIEW OF REPORTS. Each Fund, investment adviser and principal underwriter to which reports are required to be made by paragraph (d)(1) of this section must institute procedures by which appropriate management or compliance personnel review these reports.

(4) NOTIFICATION OF REPORTING OBLIGATION. Each Fund, investment adviser and principal underwriter to which reports are required to be made by paragraph (d)(1) of this section must identify all Access Persons who are required to make these reports and must inform those Access Persons of their reporting obligation.

(5) BENEFICIAL OWNERSHIP. For purposes of this section, beneficial ownership is interpreted in the same manner as it would be under Section 240.16a-1(a)(2) of this chapter in determining whether a person is the beneficial owner of a security for purposes of section 16 of the Securities Exchange Act of 1934 [15 U.S.C. 78p] and the rules and regulations thereunder. Any report required by paragraph (d) of this section may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

(e) PRE-APPROVAL OF INVESTMENTS IN IPOS AND LIMITED OFFERINGS. Investment Personnel of a Fund or its investment adviser must obtain approval from the Fund or the Fund's investment adviser before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering.


(f) RECORDKEEPING REQUIREMENTS.

(1) Each Fund, investment adviser and principal underwriter that is required to adopt a code of ethics or to which reports are required to be made by Access Persons must, at its principal place of business, maintain records in the manner and to the extent set out in this paragraph (f), and must make these records available to the Commission or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

    (A) A copy of each code of ethics for the organization that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place;

    (B) A record of any violation of the code of ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

    (C) A copy of each report made by an Access Person as required by this section, including any information provided in lieu of the reports under paragraph (d)(2)(v) of


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                                                                       EXHIBIT A


    this section, must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

    (D) A record of all persons, currently or within the past five years, who are or were required to make reports under paragraph (d) of this section, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place; and

    (E) A copy of each report required by paragraph (c)(2)(ii) of this section must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

(2) A Fund or investment adviser must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities under paragraph (e), for at least five years after the end of the fiscal year in which the approval is granted.




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